      ===================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                 --------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                 --------------

                           Q COMM INTERNATIONAL, INC.
             (Exact Name of Registrant as Specified in Its Charter)

            Utah                                          88-4058493
-------------------------------                     ----------------------
(State or Other Jurisdiction of                         (I.R.S. Employer
Incorporation or Organization)                       Identification Number)

                              1145 South 1680 West
                                 Orem, UT 84057
                    (Address of Principal Executive Offices)


                     Paul C. Hickey, Chief Executive Officer
                       1145 South 1680 West, Orem UT 84057
                     (Name and address of agent for service)

                                 (801) 226-4222
          (Telephone number, including area code, of agent for service)
                                ----------------
                                   Copies to:
                             Jeffrey A. Rinde, Esq.
                               Bondy & Schloss LLP
                         6 East 43rd Street, 25th Floor
                            New York, New York 10017
                              Phone: (212) 661-3535
                               Fax: (212)972-1677

                         CALCULATION OF REGISTRATION FEE

Title of                                  Proposed             Proposed
Securities                                Maximum              Maximum
to be                Amount to be         Offering Price       Aggregate           Amount of
Registered           Registered           Per Share            Offering Price      Registration Fee
---------------     ---------------       --------------       --------------      ----------------

Common Stock,        1,100,000            $0.34                $374,000            $ 93.50(3)
par value $.001      shares (1) (2)
per share

Common Stock,        380,000              $0.34                $129,200            $ 32.30(3)
par value $.001      shares (4)
per share

TOTAL                1,480,000                                 $503,200            $125.80
                     shares


(1) Represents 100,000 shares of Common Stock and an option to purchase 1,000,000 shares of Common Stock at an exercise price of $.35 per share issued to certain of the Registrant's counsel for legal services rendered.

(2) 350,000 of the shares of Common Stock underlying the option are issuable within sixty (60) days and 650,000 of the shares of Common Stock underlying the option are issuable more than sixty (60) days after issuance of the option (subject to anything to the contrary stated in the option).

(3) Calculated pursuant to Rule 457(h)(1) under the Securities Act, as amended (the "Securities Act"), based upon the average of the bid and asked price as of March 21, 2001.

(4) Represents 380,000 options granted at $.35 per share for the purchase of shares of Common Stock issued to certain of the Registrant's counsel for legal services rendered.


                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

        Note: The document(s) containing the information specified in this Part I will be sent or given to employees as specified by Rule 428(b)(1). Such documents need not be filed with the Commission either as part of this registration statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents and the documents incorporated by reference in the registration statement in Item 3 of Part II of this Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

        This Registration Statement on Form S-8 (the "Registration Statement") of Q Comm International, Inc., a Utah corporation, (the "Registrant") covers 100,000 shares of the Registrant's common stock, par value $.001 per share ("Common Stock"), and 1,380,000 shares of the Registrant's common stock, par value $.001 per share which are reserved for issuance upon the exercise of options exercisable at $0.35 per share.


                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.    INCORPORATION OF DOCUMENTS BY REFERENCE.

        The following documents filed by the Registrant with the Commission are incorporated herein by reference:

          (a)     Registration of Securities on Form 10-SB filed on January 13,
                  2000.

          (b)(i)  Current Report on Form 8-K filed on March 20, 2000.

          (b)(ii) Current Report on Form 8-K filed on March 30, 2000.

          (b)(iii)Current Report on Form 8-K/A filed on April 20, 2000.

          (b)(iii)Quarterly Report on Form 10-QSB filed on May 22, 2000 for the quarter ended March 31, 2000.

          (b)(iv) Quarterly Report on Form 10-QSB filed on July 27, 2000 for the quarter ended June 30, 2000.

          (b)(v) Quarterly Report on Form 10-QSB filed on November 14, 2000 for the quarter ended September 30, 2000.

        In addition, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities registered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such documents.

        Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4. DESCRIPTION OF SECURITIES.

        The Registrant's authorized capital stock consists of 50,000,000 shares of Common Stock, $.001 par value, of which 9,700,961 shares are issued and outstanding.

        Subject to the rights of the holders of any series of preferred stock, the holders of Common Stock are entitled to receive dividends, if any, as may be declared from time to time by the Board of Directors in its discretion from funds legally available therefor. Upon liquidation or dissolution of the Registrant, the holders of Common Stock are entitled to receive a pro rata share of all assets available for distribution to stockholders after payment of all obligations of the Registrant including dividends and preferences attributed to any series of preferred stock. The shares of Common Stock have no cumulative voting rights or preemptive or other subscription rights and there are no conversion rights or redemption provisions with respect to such shares. The shares of Common Stock presently outstanding are validly issued, fully paid and non-assessable. Authorized Common Stock may be issued at any time and from time to time, in such amounts, and for such consideration as may be fixed by the Board of Directors of the Registrant.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

        Bondy & Schloss LLP serves as general counsel to the Registrant and currently owns 57,608 shares of common stock of the Registrant, an option to purchase 90,000 shares of common stock of the Registrant, at an exercise price of $1.00 per share, and an option to purchase 380,000 shares of common stock of the Registrant, at an exercise price of $.35 per share.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

       The Utah Business Corporation Act (the "UBCA"), in general, allows corporations to indemnify their directors and officers against expenses actual and reasonable incurred in connection with a proceeding, if the person acted in good faith and in a manner the person reasonably believed to be in, or not opposed to, the best interests of the corporation. In the case of a criminal action or proceeding, the director or officer must have had no reasonable cause to believe that the person's conduct was unlawful. A corporation may not indemnify a director (a) in connection with a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation, or
(b) in connection with any other proceeding charging that the director derived an improper personal benefit, whether or not involving action in his official capacity, in which proceeding he was adjudged liable on the basis that he derived an improper personal benefit.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

     Not Applicable.

ITEM 8.  EXHIBITS.

EXHIBIT NO.            DESCRIPTION

4.7            * Option issued to Jeffrey Jacobson dated March 21, 2001.
4.8            * Option issued to Jeffrey A. Rinde dated March 23, 2001.
5.1            * Opinion of Bondy & Schloss LLP as to the legality of the securities being offered.
23.2           * Consent of Bondy & Schloss LLP (included in Exhibit 5.1).
23.3           * Consent of Pritchett, Siler & Hardy, P.C.
24.1           * Powers of Attorney (included on p. II-4 of this Registration
                 Statement).


-------------
* Filed herewith.

ITEM 9. UNDERTAKINGS.

        (a)    The undersigned Registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that, in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Orem, Utah on the 23rd day of March, 2001.

                                   Q COMM INTERNATIONAL, INC.

                                   By: /S/ PAUL C. HICKEY
                                       -----------------------------
                                       Paul C. Hickey, Chief Executive
                                           Officer

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on the 23rd day of March, 2001.

      SIGNATURE                              TITLE

/S/ PAUL C. HICKEY                           Chief Executive Officer, Chairman
-----------------------------------
Paul C. Hickey                               and Director

/S/ STEPHEN C. FLAHERTY                      President
---------------------------------
Stephen C. Flaherty

/S/ BRENT T. BINGHAM                         Director
----------------------------------
Brent T. Bingham

/S/ LAMOND WOODS                             Director
----------------------------------
Lamond Woods

/S/ BRAE BURBIDGE                            Director
----------------------------------
Brae Burbidge

                                POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Paul C. Hickey, his true and lawful attorneys-in-fact and agent with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) of and supplements to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, to all intents and purposes and as fully as they might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Power of Attorney has been signed by the following persons in the capacities indicated on the 23rd of March, 2001.

      SIGNATURE                              TITLE

/S/ PAUL C. HICKEY                           Chief Executive Officer, Chairman
-----------------------------------
Paul C. Hickey                               and Director

/S/ STEPHEN C. FLAHERTY                      President
---------------------------------
Stephen C. Flaherty

/S/ BRENT T. BINGHAM                         Director
----------------------------------
Brent T. Bingham

/S/ LAMOND WOODS                             Director
----------------------------------
Lamond Woods

/S/ BRAE BURBIDGE                            Director
----------------------------------
Brae Burbidge

                                  EXHIBIT INDEX

INDEX AND DESCRIPTION OF EXHIBITS.

EXHIBIT NO.    DESCRIPTION


4.7            * Options issued to Jeffrey Jacobson dated March 21, 2001.
4.8            * Options issued to Jeffrey A. Rinde dated March 23, 2001.
5.1            * Opinion of Bondy & Schloss LLP as to the legality of the securities being offered.
23.2           * Consent of Bondy & Schloss LLP (included in Exhibit 5.1).
23.3           * Consent of Pritchett, Siler & Hardy, P.C.
24.1           * Powers of Attorney (included on p. II-4 of this Registration
                 Statement).

-------------
* Filed herewith.